EX-99.4l

                                         JACKSON NATIONAL LIFE [GRAPHIC OMITTED]
                                             INSURANCE COMPANY
                                               A Stock Company

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              PRESELECTED DEATH BENEFIT OPTION ELECTION ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT UNLESS ANOTHER DATE IS SPECIFIED BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

The following language is added to the DEATH BENEFIT OPTIONS BEFORE INCOME DATE provision. (DEATH BENEFIT OPTIONS BEFORE ANNUITY DATE provision in some contracts).

PRESELECTED DEATH BENEFIT OPTION ELECTION. Prior to the Income Date or Annuity Date, as applicable, the Owner may designate the death benefit option under which the death benefit will be paid under this Contract. This designation of the death benefit option must be given in a form acceptable to the Company, and will take effect only after being recorded by the Company.

The Owner may elect any death benefit option described in this Contract, or other death benefit option, as agreed upon by the Company at the time of election. Once elected, the designation can only be revoked or changed by the Owner in a form acceptable to the Company. Upon the death of the Owner, the Beneficiary may not revoke or modify the death benefit option elected, subject to the requirements of the Internal Revenue Code. However, at the time of the Owner's death, the Company reserves the right to change or modify the death benefit option if the death benefit option previously elected exceeds the life expectancy of the Beneficiary. If a Preselected Death Benefit Option Election is not made by the Owner prior to the Owner's death, the Beneficiary may request that the death benefit be paid under any of the death benefit options described in this Contract, or other death benefit option, as agreed upon by the Company.

If this Preselected Death Benefit Option Election is in force at the time of the Owner's death, the payment of the death benefit may not be postponed, nor can the Contract be continued under any provisions of this Contract. These restrictions apply even if the Beneficiary is the spouse of the Owner, unless such restriction is prohibited by law.

Issue Date of this endorsement; if different than Issue Date of the Contract:
______________________________

                                       SIGNED FOR THE
                                       JACKSON NATIONAL LIFE INSURANCE COMPANY

                                       /s/ Clark P. Manning

                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER